Exhibit 10.24

ASSUMPTION AGREEMENT AND MODIFICATION OF LOAN DOCUMENTS

THIS ASSUMPTION AGREEMENT (the "Agreement") dated December 8, 2015, is made by and among WALNUT VENTURE, LLC, a Delaware limited liability company ("Borrower"), REXFORD INDUSTRIAL - 1065 WALNUT, LLC, a Delaware limited liability company ("Purchaser"), JAMES R. HOPPER, an individual, STEVE SCHARMANN, an individual, JAMES SHAY REDMOND, an individual, JAMES CARR, an individual, DOUGLAS BOOTH, an individual, MILTON MIYASHIRO, an individual, EDWARD YOON, an individual, RICHARD MEYER, an individual, DALE WILLIAMSON, an individual, BARRY GERNSTEIN, an individual, EDWIN MESERVE, an individual, JAMES FADELL, an individual, LOURICE FADELL, an individual, MICHAEL RUCKERSBERG, an individual, GEORGE DARANY, an individual, PAUL LOVEJOY, an individual, and DANIEL SALEH, an individual (collectively,("Guarantor"), and REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation ("New Guarantor") and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., IN ITS CAPACITY AS DIRECTED TRUSTEE FOR WASHINGTON CAPITAL JOINT MASTER TRUST MORTGAGE INCOME FUND ("Lender").

WITNESSEITH:
WHEREAS, WASHINGTON CAPITAL JOINT MASTER TRUST MORTGAGE INCOME FUND ("Original Lender") made a loan (the "Loan") to Borrower in the principal amount of $11,400,000.00; and
WHEREAS, Borrower executed and delivered to Original Lender that certain Promissory Note (the "Note") dated January 14, 2014, payable to the order of Original Lender in the amount of and evidencing the Loan; and
WHEREAS, Borrower executed and delivered that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and UCC Financing Statement (the "Deed of Trust") dated of even date with the Note to First American Title Insurance Company as trustee ("Trustee"), for the benefit of the Original Lender, recorded as Document No. 20140062649, in the official records of Los Angeles County, California covering the real property described in Exhibit A attached hereto and incorporated herein for all purposes, together with all improvements, appurtenances, other properties (whether real or personal), rights and interests described in and encumbered by the Deed of Trust (the "Property"), to secure the payment of the Note and performance by Borrower of the other obligations set forth in the Loan Documents (as herein defined); and
WHEREAS, Borrower caused to be issued by First American Title Insurance Company (the "Title Company") that certain Policy of Title Insurance (the "Policy") dated January 14, 2014 in the amount of the Note, insuring the validity and priority of the lien created and evidenced by the Deed of Trust; WHEREAS, the Borrower caused Guarantor to execute and deliver to Original Lender that certain Limited Guaranty and that certain Environmental Indemnity (each individually, and collectively, a "Guaranty") both dated of even date with the Note guaranteeing certain obligations of the Borrower as set forth in the Loan Documents and performance by Borrower of certain obligations as set forth in the Loan Documents; and
WHEREAS, Lender, as the current owner and holder of the Note and other Loan Documents, has been asked to consent to the transfer of the Property to Purchaser and the assumption of the obligations of Borrower by Purchaser under the Note, the Deed of Trust, Guaranty and other related documents executed by Borrower or third parties pertaining to, evidencing or securing the Loan (collectively, the "Loan Documents");
WHEREAS, for business reasons Borrower desires to roll its interest into a tenancy in common immediately prior to the sale of the Property to Purchaser; and
WHEREAS, Lender has agreed to consent to the transfers of the Property and the assumption of the Loan subject to the terms and conditions stated below.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower, Purchaser, Guarantor and New Guarantor hereby agree as follows:
1.Assumption of Borrower's Obligations. Purchaser agrees to ASSUME AND DOES HEREBY ASSUME all of the payment and performance obligations of Borrower set forth in the Note, the Deed of Trust, Guaranty and the other Loan Documents in accordance with their respective terms and conditions, including without limitation, the obligation of payment of all sums due under the Note. Purchaser further agrees to abide by and be bound by all of the terms of the Loan Documents, all as though each of the Loan Documents had been made, executed and delivered by Purchaser.
2.Assumption of Guarantor's Obligations. New Guarantor agrees to ASSUME AND DOES HEREBY ASSUME all of the payment and performance obligations of Guarantor set forth in the Guaranty in accordance with the terms and conditions thereof, including without limitation, the obligation of payment of all "Costs" (as defined in the Guaranty) due under the Guaranty. New Guarantor further agrees to abide by and be bound by all of the terms of the Guaranty, all as though the Guaranty had been made, executed and delivered by New Guarantor.
3.Consent to Transfers.
(a)    Immediately prior to the transfer of the Property to Purchaser, Borrower shall transfer an undivided tenant-in-common interest in the Property to each of CARSON CARR, LLC a Delaware limited liability company; CARSON MESERVE, LLC a Delaware limited liability company; CARSON DARANY, LLC a Delaware limited liability company, and CARSON MIYASHIRO, LLC a Delaware limited liability company (collectively, “Roll Out Transfers”). Lender and Purchaser, by acceptance hereof, hereby consent to the Roll Out Transfers provided the same occur on the same day as (but in any event not more than one (1) business day prior to) the transfer to Purchaser consented to in Section 3(b) below. No such consent by Lender to the Roll Out Transfers shall relieve Borrower of any obligation set forth herein or in the Loan Documents.

(b)    Lender, by acceptance hereof, hereby consents to the further transfer of the Property to Purchaser immediately after the Roll Out Transfers and to the assumption by Purchaser of all of the obligations of Borrower under the Loan Documents, subject to the terms and conditions set forth in this Agreement. Neither Lender's consent to the Roll Out Transfers nor Lender's consent to the transfer of the Property to Purchaser is intended to be nor shall it be construed as a consent to any subsequent transfer or conveyance which requires the Lender's consent pursuant to the terms of the Deed of Trust.
(c)    Notwithstanding the foregoing, Lender's consent shall be deemed null and void if the transfer of the Property to Purchaser and assumption of the Loan obligations under the terms hereof fails to occur within one (1) business day of the Roll Out Transfers, and such failure shall constitute an event of default under the Loan Documents.
4.Release and Discharge. In consideration of the assumption of all of Borrower's obligations set forth in the Note, the Deed of Trust, Guaranty and the other Loan Documents by Purchaser and assumption of all of Guarantor's obligations set forth in the Guaranty by New Guarantor, and provided that no Bankruptcy Event (as hereinafter defined) has occurred on or before the date that is 370 days after the date hereof (the "Release Date"), Lender hereby agrees to RELEASE and DISCHARGE Borrower and Guarantor from and against any and all recourse liability pursuant to the Loan Documents (except as provided in Section 14 below), which release and discharge shall be effective as of the Release Date. For purposes of this Agreement, a "Bankruptcy Event" shall mean any of the following events with respect to Borrower or any general partner of Borrower (individually, an "Obligated Party" and collectively, the "Obligated Parties") which occurs prior to the Release Date: (i) any Obligated Party files any voluntary petition under any chapter of the Bankruptcy Code, Title 11 U.S.C.A. (hereinafter referred to as the "Bankruptcy Code"), or in any manner seeks relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency law or laws providing for relief of debtors, or in equity, or directly or indirectly causes any Obligated Party to file any such petition or to seek any such relief; or (ii) any Obligated Party directly or indirectly causes any involuntary petition under any chapter of the Bankruptcy Code to be filed against any Obligated Party or directly or indirectly causes any Obligated Party to become the subject of any proceeding pursuant to any other state, federal or other insolvency law or laws providing for relief of debtors; or (iii) any Obligated Party directly or indirectly causes the Property or any other interest of any Obligated Party in the Property to become the property of any bankrupt estate or the subject of any state or federal or other bankruptcy, dissolution, liquidation or insolvency proceedings. Borrower hereby further agrees that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any one or more of the Obligated Parties, none of the Obligated Parties shall assert or request any other party to assert that the automatic stay provided in Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce, or inhibit the ability Lender to enforce any rights it may have by virtue of this Agreement, the Loan Documents, or any other rights Lender has, whether now or hereafter acquired against any one or more of the Obligated Parties, or against the Property; and further that in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any one or more of the Obligated Parties, such parties shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code, or any other provision of the Bankruptcy Code to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has by virtue of this Agreement, the Loan Documents, or any of the rights Lender has whether now or hereafter acquired against any one or more of the Obligated Parties or against the Property. None of the Obligated Parties shall challenge or attempt to challenge or have any standing to challenge or attempt to challenge for its own benefit any foreclosure upon the Property, as a fraudulent conveyance under federal, state or other law; and none of the Obligated Parties shall oppose the appointment of a trustee, examiner or receiver, and to the extent permitted by law will stipulate that any "custodian" (as defined in the Bankruptcy Code) which is in custody, control or possession of the Property is excused complying with Section 543 of the Bankruptcy Code.
5.No Impairment of Lien. Nothing set forth herein shall affect the priority or extent of the lien of any of the Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement, become liable, primarily or secondarily, under the Loan Documents. Except as expressly modified hereby, the Note, the Deed of Trust, Guaranty and the other Loan Documents shall remain in full force and effect and this Agreement shall have no effect on the priority or validity of the liens set forth in the Deed of Trust or the other Loan Documents, which are incorporated herein by reference.
6.Purchaser Obligations. From and after the date of this Agreement, any documents, actions or responsibility which are required to be undertaken by Borrower shall be deemed to be a responsibility of Purchaser. For example, but without limitation, Purchaser is now required to provide financial statements and information with respect to itself in lieu of the provision of financial information by Borrower as to Borrower. Additionally, circumstances in the Loan Documents which would or could create a default and which are relative to the nature or condition of Borrower shall now be deemed effective as to the nature or condition of Purchaser (e.g., dissolution or bankruptcy of Purchaser shall now constitute a default rather than dissolution or bankruptcy of Borrower).
7.New Guarantor Obligations. From and after the date of this Agreement, any documents, actions or responsibility which are required to be undertaken by Guarantor shall be deemed to be a responsibility of New Guarantor. For example, but without limitation, New Guarantor is now required to provide financial statements and information with respect to itself in lieu of the provision of financial information by Guarantor.
8.Modification of Note.
(a)    Notwithstanding any provision of Sections 1 and 2 of the Note to the contrary, for the month of December, 2015, interest shall be calculated and paid as follows: (i) interest calculated on the actual number of days between December 1, 2015, and the date hereof, shall be paid on the date hereof by Borrower; and (ii) interest calculated on the actual number of days between the date hereof and the end of the month as the numerator and 365 days as the denominator shall be paid on the date hereof by Purchaser. No payment of principal shall be due on January 1, 2016. Commencing on February 1, 2016, and continuing on the first day of each month thereafter, Purchaser, as borrower, will make equal monthly payments of principal and interest equal to $50,226.93, which is calculated based on a 30-year amortization period. The entire balance of this Note, including principal and all accrued interest and any other amounts due hereunder, will be due and payable on the Maturity Date.
9.Modification of Guaranty. The Guaranty is hereby amended as follows:
(a) The last paragraph of Section 2 is hereby deleted; and
(b) A new Section 16 is added as follows:
"16.     Net Worth Covenant. So long as the Loan and any of the obligations set forth in the Loan Documents remain outstanding, Guarantor shall maintain a minimum Net Worth (as calculated in accordance with generally accepted accounting principles) of not less than $15,000,000 and Liquidity (defined below) of not less than $1,000,000 (the “Minimum Financial Criteria”). Guarantor shall provide to Lender (i) within ninety (90) days after the end of each fiscal year and thirty (30) days after the end of each calendar quarter, (A) financial statements of Guarantor covering the corresponding period then ended including a balance sheet, an income and expenses statement, (B) a statement of cash flow and (C) a statement of change in financial position, prepared by Guarantor, together with a certificate of Guarantor that the Minimum Financial Criteria continues to be satisfied (including Guarantor’s calculation of Guarantor’s Net Worth), each of such statements delivered shall be certified as being true and correct by an officer of Guarantor.
As used herein:
“Liquidity” shall mean (a) unencumbered Cash and Cash Equivalents of Guarantor and (b) marketable securities of Guarantor, each valued in accordance with GAAP (or other principles acceptable to Lender).
“Cash and Cash Equivalents” shall mean all unrestricted or unencumbered (A) cash and (B) any of the following: (x) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States; (y) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which, at the time of acquisition, has one of the two highest ratings obtainable from any two (2) of Standard & Poor’ s Corporation, Moody’ s Investors Service, Inc. or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Lender) and is not listed for possible down-grade in any publication of any of the foregoing rating services; (z) domestic certificates of deposit or domestic time deposits or repurchase agreements issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $1,000,000,000.00, which commercial bank has a rating of at least either AA or such comparable rating from Standard & Poor’ s Corporation or Moody’ s Investors Service, Inc., respectively; (aa) any funds deposited or invested by Guarantor in accounts maintained with Lender and which are not held in escrow for, or pledged as security for, any obligations of Guarantor, Borrower and/or any of their affiliates; (bb) money market funds having assets under management in excess of $2,000,000,000.00 and/or (cc) any unrestricted stock, shares, certificates, bonds, debentures, notes or other instrument which constitutes a “ security” under the Security Act of 1933 (other than Guarantor, Borrower and/or any of their affiliates) which are freely tradable on any nationally recognized securities exchange and are not otherwise encumbered by Guarantor."
10.Modification of Deed of Trust.
(a)    Clause (b) of Section 1.3 is restated as follows: "(b) unless expressly waived in writing by Lender, no Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that (i) to the actual knowledge of Borrower, the investment in Borrower and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law, or (ii) the Loan is in violation of applicable law."
(b)    So long as the Borrower is owned and controlled (directly or indirectly) by Rexford Industrial Realty, Inc. (or any successor publicly traded entity permitted under the Loan Documents or consented to by Lender), the financial reporting requirements shall be modified as follows:
(i)     if Borrower does not maintain separate financial statements and such financial statements are instead part of a consolidated financial statement of Rexford Industrial Realty, Inc., then delivery of the consolidated financial statement of Rexford Industrial Realty, Inc., shall satisfy the annual financial statement requirements of Borrower; and
(ii)    the following sentence in Section 2.10:
"In addition, Borrower will furnish to Lender within 20 days after Lender’s request therefor, but no more than twice a year, a complete and current financial statement, in reasonable detail on any persons or entities with a direct or indirect ownership interest in Borrower and any guarantor of the Loan, together with a true and correct copy of such person’s or entity’s most recent federal income tax return."
shall be replaced with the following sentence:
"In addition, Rexford Industrial Realty, Inc. (or any permitted successor) will furnish to Lender within 20 days after Lender’s request therefor a copy of the most recent publicly reported consolidated financial statements of Rexford Industrial Realty, Inc."
(c)     Section 4 is amended to provide that the following transfers of direct or indirect interests in the Borrower shall be permitted without the consent of Lender (each a "Permitted Transfer"):

(i) transfers to any Affiliate of Rexford Industrial Realty, Inc., a Maryland corporation (“Sponsor”), provided that the Sponsor shall continue to Control the Borrower and such Affiliate;

(ii) so long as Sponsor is a publicly traded company on the New York Stock Exchange or another nationally recognized stock exchange, issuances and transfers of securities, options, warrants or other interests in the Sponsor, whether directly or indirectly;

(iii) issuances and transfers of limited partnership interests in Rexford Industrial Realty LP (including, without limitation, the adjustment of partnership units held by partners in Rexford Industrial Realty LP to reflect redemptions pertaining to the limited partner interests in Rexford Industrial Realty LP), whether directly or indirectly, provided that the Sponsor shall continue to Control Rexford Industrial Realty LP;

(iv) a merger, consolidation or exchange of securities to which the Sponsor or Rexford Industrial Realty LP is a party, as applicable, provided that either (a) the surviving entity shall be the Sponsor or Rexford Industrial Realty LP, as applicable, and Sponsor shall continue to Control Rexford Industrial Realty LP and Borrower or (b) the surviving entity shall be an Affiliate of the Sponsor, provided that the Sponsor shall continue to Control such Affiliate and the Borrower; and

(v) any transfer to a Qualified Transferee.

Notwithstanding the foregoing, however, in connection with a Permitted Transfer, Lender may require (i) Borrower to issue a written certification (in form reasonably acceptable to Lender and in the case of ERISA, in the form of the ERISA Certificate previously provided to Lender subject to updates for then-current information) that: (a) such transfer will not result in a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, ("ERISA"), and (b) the representations contained herein relating to ERISA, OFAC and Patriot Act matters remain true and correct; and (ii) searches, acceptable to Lender, for any Person owning, directly or indirectly, 20% or more of the interests in the Borrower as a result of such transfer). After each Permitted Transfer, Borrower shall continue to comply with the covenants contained herein relating to ERISA OFAC and Patriot Act matters. Upon written request from Lender in connection with a Permitted Transfer, Borrower shall promptly provide Lender a revised version of the organizational chart delivered to Lender in connection with the Loan reflecting any equity transfer consummated in accordance with this Section (providing the same level of detail as accepted by Lender in connection with Lender's underwriting).

“Affiliate” shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such person or entity.

“Control” or “Controlled” shall mean, with respect to any person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through the ability to exercise voting power, by contract or otherwise (subject, in each case, to customary reservations of rights in favor of other partners or members to approve the sale and/or refinancing of all or substantially all of such person's or entity’s assets and other customary major decisions).
“Qualified Transferee” shall mean: (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (i) satisfies the Eligibility Requirements; (ii) an investment company, money management firm or “qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii) satisfies the Eligibility Requirements; (iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements; (iv) any Person Controlled by any of the Person described in clauses (i), (ii) or (iii) above or (v) below; (v) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or a Person that is otherwise a Qualified Transferee under clauses (i), (ii), (iii) or (iv) of this definition investing through a fund with committed capital of at least $200,000,000 acts as the general partner, managing member or fund manager and at least twenty-five percent (25%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (i), (ii), (iii) or (iv) of this definition; or (vi) any other Person that satisfies the Eligibility Requirements.
“Eligibility Requirements” shall mean, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $200,000,000 (excluding the Property) and (except with respect to a pension advisory firm or similar fiduciary) a Net Worth of $100,000,000 (excluding the Property) and (ii) is regularly engaged in the business of owning and operating commercial real estate properties of the type, size and quality comparable to the Property (or shall have engaged a management and/or leasing agent that has such experience and such management and/or leasing agent reasonably acceptable to Lender).
“GAAP” shall mean United States generally accepted accounting principles.
“Net Worth” shall mean, as of a given date, (x) the total assets of a Person as of such date less (y) such Person’s total liabilities as of such date, determined in accordance with GAAP.
“Permitted Fund Manager” shall mean any nationally-recognized manager of investment funds which (i) invests in debt or equity interests relating to commercial real estate, (ii) invests through a fund with committed capital of at least $200,000,000 and (iii) is not the subject of a bankruptcy proceeding.
11.Partial Prepayment; Termination of Capital Improvements Escrow and Security Agreement and Tenant Improvement Escrow and Security Agreement. Upon the date hereof, the Loan shall be partially prepaid in the amount of $1,076,432.27, which constitutes the current balances in the Capital Improvements Account pursuant to the

Capital Improvements Escrow And Security Agreement between Borrower and Lender and the Tenant Improvement Account pursuant to the Tenant Improvement Escrow And Security Agreement between Borrower and Lender. Concurrently with the prepayment required by this Section 10, Purchaser shall pay to Lender a prepayment fee in an amount equal to one percent (1%) of the amount being prepaid. From and after the date hereof, the Capital Improvements Escrow And Security Agreement and the Tenant Improvement Escrow And Security Agreement shall be terminated and of no further force or effect and all obligations thereunder (and breaches thereof, if any) shall be deemed waived with respect to Purchaser. Upon such prepayment, the remaining principal balance of the Loan shall be $9,854,977.44.
12.Deferred Maintenance.
(a)    Lender has caused the Property to be inspected and such inspection has revealed that the Property is in need of certain maintenance, repairs and/or remedial or corrective work. Purchaser shall cause each of the required repairs described in that certain Property Condition Report dated September 28, 2015, and prepared by Anderson Environmental (the "Engineering Report"), a copy of which have been provided to, and receipt of which is hereby acknowledged by, Purchaser (the “Deferred Maintenance”) to be completed, performed, remediated and corrected to the reasonable satisfaction of Lender and in compliance with all applicable laws, ordinances, rules and regulations on or before January 14, 2017, as such time period may be extended by Lender in its sole discretion. Upon completion of each item of Deferred Maintenance, Purchaser shall deliver to Lender (1) copies of invoices, receipts or other evidence satisfactory to Lender verifying the costs of the Deferred Maintenance, and (2) either (i) a new (or amended) certificate of occupancy for the improvements affected by the performance of such Deferred Maintenance, if such new (or amended) certificate of occupancy is required by applicable law or regulation or (ii) a certificate made by Borrower to Lender that no such new or amended certificate of occupancy is required under applicable law or regulation in connection with the Deferred Maintenance, and (3) affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to the Property have been paid all amounts due for such labor and materials furnished to the Property.
(b)    The tenant known as Prime Time Storage LLC has noted certain landlord work to be performed at the Property as described in that certain tenant estoppel dated November 10, 2015 (the "Tenant Estoppel"). Purchaser shall refrigerate the dock area as described in item (c) of Section 3 of the Tenant Estoppel as and when required under the lease with said tenant. Upon completion of such item, Purchaser shall deliver to Lender a tenant estoppel, in form and substance reasonably satisfactory to Lender, confirming such work has been performed to tenant's satisfaction.
Property Management. Purchaser hereby represents and warrants that the Property will be self-managed. Any subsequent property manager and management agreement shall be subject to Lender's approval in accordance with the terms of the Deed of Trust.
13.No Waiver of Remedies. Except as may be expressly set forth herein, nothing contained in this Agreement shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Lender by reason of the occurrence or existence of any fact, circumstance or event constituting a default under the Note or the other Loan Documents.
14.Ratification by Borrower. By its execution hereof, Borrower ratifies and confirms that the assumption by Purchaser of all of Borrower's obligations set forth in the Note, the Deed of Trust, Guaranty and the other Loan Documents shall not relieve Borrower of any personal liability under the Note, the Deed of Trust, Guaranty or any of the Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the date hereof.
15.Ratification by Guarantor. By its execution hereof, Guarantor ratifies and confirms that the assumption by Purchaser of all of Borrower's obligations set forth in the Note, Deed of Trust, Guaranty and the other Loan Documents, and the assumption by New Guarantor of all of Guarantor's obligations set forth in the Guaranty, shall not relieve Guarantor of any personal liability under the Guaranty for any acts or events occurring or obligations arising prior to or simultaneously with the date hereof.
16.Release of Lender. By their execution hereof, Borrower and Guarantor hereby release Lender, Original Lender and the officers, directors, employees and agents of either of them from all claims and liability relating to the transactions evidenced by the Note, the Deed of Trust, Guaranty and the other Loan Documents, through and including the date hereof. Borrower and Guarantor hereby specifically acknowledge that each has carefully reviewed this document and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement. Borrower and Guarantor hereby specifically waives the provisions of Section 1542 of the California Civil Code (Section 1542). Section 1542 provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.
17.Notices. Any notices or other communications required or permitted under this Agreement or the Loan Documents shall be provided in accordance with the requirements therefor as set forth in the Loan Documents; provided, however, from and after the date hereof the address of the Purchaser shall be added to such notice provisions as follows:

Purchaser:    11620 Wilshire Blvd., Suite 1000
Los Angeles, CA 90025

New Guarantor:    11620 Wilshire Blvd., Suite 1000
Los Angeles, CA 90025
18.Costs and Expenses. Contemporaneously with the execution and delivery hereof, Purchaser and Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, reasonable fees and expenses of legal counsel to Lender.
19.Additional Documentation. From time to time, Purchaser and Guarantor shall execute or procure and deliver to Lender such other and further documents and instruments evidencing, securing or pertaining to the Loan or the Loan Documents as shall be reasonably requested by Lender so as to evidence or effect the terms and provisions hereof. Upon Lender's request, Purchaser shall cause to be delivered to Lender an opinion of counsel, satisfactory to Lender as to form, substance and rendering attorney, opining to (i) the validity and enforceability of this Agreement and the terms and provisions hereof, and any other agreement executed in connection with the transaction contemplated hereby; (ii) the authority of Purchaser and Guarantor, and any constituents of Purchaser and Guarantor, to execute, deliver and perform its or their respective obligations under the Loan Documents, as hereby modified; and (iii) such other matters as reasonably requested by Lender.
20.Effectiveness of the Loan Documents. Except as expressly modified by the terms and provisions hereof, each of the terms and provisions of the Loan Documents are hereby ratified and shall remain in full force and effect; provided, however, that any reference in any of the Loan Documents to the Loan, the amount constituting the Loan, any defined terms, or to any of the other Loan Documents shall be deemed, from and after the date hereof, to refer to the Loan, the amount constituting the Loan, defined terms and to such other Loan Documents, as modified hereby.
21.GOVERNING LAW. THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.
22.Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.
23.Binding Agreement. This Agreement shall be binding upon the successors and assigns of the parties hereto; provided, however, the provisions of this Paragraph 24 shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of the Property or any of Purchaser's rights, titles or interests in and to the Property, except as expressly authorized in the Loan Documents; or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.
24.Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.
25.Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.

26.Severability. If any clause or provision of this Agreement is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or provision of this Agreement that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.
27.Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.
28.ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO OR THERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO OR THERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE RESPECTIVE PARTIES TO SUCH DOCUMENTS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED to be effective as of the date set forth in the first paragraph hereof.

“BORROWER”

WALNUT VENTURE, LLC, a Delaware limited liability company

By:    HB & SONS, LLC, a California limited liability     company, Its Manager

By:    Asset Management Consultants, Inc., a     California corporation, Its Manager

By:     /s/ James R. Hopper
Printed Name: James R. Hopper
Its: President

Continued on next page

“GUARANTOR”

/s/ JAMES R. HOPPER
JAMES R. HOPPER, an individual

/s/ STEVE SCHARMANN
STEVE SCHARMANN, an individual

/s/ JAMES SHAY REDMOND
JAMES SHAY REDMOND, an individual

/s/ JAMES CARR
JAMES CARR, an individual

/s/ DOUGLAS BOOTH
DOUGLAS BOOTH, an individual

/s/ MILTON MIYASHIRO
MILTON MIYASHIRO, an individual

/s/ EDWARD YOON
EDWARD YOON, an individual

/s/ RICHARD MEYER
RICHARD MEYER, an individual

/s/ DALE WILLIAMSON
DALE WILLIAMSON, an individual

/s/ BARRY GERNSTEIN
BARRY GERNSTEIN, an individual

/s/ EDWIN MESERVE
EDWIN MESERVE, an individual

/s/ JAMES FADELL
JAMES FADELL, an individual

/s/ LOURICE FADELL
LOURICE FADELL, an individual

/s/ MICHAEL RUCKERSBERG
MICHAEL RUCKERSBERG, an individual

/s/ GEORGE DARANY
GEORGE DARANY, an individual

/s/ PAUL LOVEJOY
PAUL LOVEJOY, an individual

/s/ DANIEL SALEH
DANIEL SALEH, an individual

PURCHASER:

REXFORD INDUSTRIAL - 1065 WALNUT, LLC, a Delaware limited liability company

By:     Rexford Industrial Realty, L.P.,
a Maryland limited partnership,
its sole member

By:    Rexford Industrial Realty, Inc.,
a Maryland corporation,
its general partner

By: /s/ Howard Schwimmer
Name: Howard Schwimmer
Its: Co-Chief Executive Officer

NEW GUARANTOR:

REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation

By:    /s/ Howard Schwimmer
Name: Howard Schwimmer
Its: Co-Chief Executive Officer

LENDER:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. SOLELY IN ITS CAPACITY AS DIRECTED TRUSTEE FOR WASHINGTON CAPITAL JOINT MASTER TRUST MORTGAGE INCOME FUND, AND NOT IN ITS INDIVIDUAL CAPACITY

By: /s/ Lisa Candy
Name: Lisa Candy
Its: Authorized Representative

Consent of Roll Out Transfer Recipients
Each of the undersigned hereby consent to the Roll Out Transfers and the transfer of the Property (subsequent to the Roll Out Transfers) to Purchaser, and the assumption by Purchaser of all of the obligations of Borrower under the Loan Documents, subject to the terms and conditions set forth in this Agreement.

CARSON CARR, LLC
a Delaware limited liability company

By:	/s/ James Carr
Name:	James Carr
Its:	President

CARSON MESERVE, LLC
a Delaware limited liability company

By:	/s/ Edwin Meserve
Name:	Edwin Meserve
Its:	President

CARSON MIYASHIRO, LLC
a Delaware limited liability company

By:	/s/ Milton Miyashiro
Name:	Milton Miyashiro
Its:	President

CARSON DARANY, LLC
a Delaware limited liability company

By:	/s/ George G. Darany
Name:	George G. Darany
Its:	President

EXHIBIT A
PROPERTY DESCRIPTION
Real property in the City of Carson, County of Los Angeles, State of California, described as follows:

PARCEL 1:

THE EASTERLY 702.00 FEET OF PARCEL 6 OF PARCEL MAP NO. 3611, IN THE CITY OF CARSON, AS PER MAP FILED IN BOOK 45 PAGE 95 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THE NORTHERLY 6.18 FEET OF THAT PORTION OF SAID LAND LYING WESTERLY OF THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF PARCEL 1 OF PARCEL MAP 4907, AS SHOWN ON THE MAP FILED IN BOOK 53 PAGE 49 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

ALSO EXCEPT ALL OIL, GAS, PETROLEUM, HYDROCARBON SUBSTANCES, WATER AND OTHER MINERALS BELOW A DEPTH OF 500 FEET MEASURED VERTICALLY FROM THE PRESENT SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT OF ENTRY BELOW SAID DEPTH OF 500 FEET BY SLANT OR DIRECTIONAL DRILLING FROM OTHER LANDS TO DEVELOP AND PRODUCE OIL, GAS, PETROLEUM, HYDROCARBON SUBSTANCES, WATER AND OTHER MINERALS AND RIGHT TO USE THE STRUCTURES BELOW SAID DEPTH OF 500 FEET FOR THE STORAGE AND
SUBSEQUENT REMOVAL OF GAS OR OTHER SUBSTANCES, BUT WITHOUT ANY RIGHT OF SURFACE ENTRY AS RESERVED BY ADELE GATES, IN DEED RECORDED FEBRUARY 18, 1965 IN BOOK D2803 PAGE 662, OFFICIAL RECORDS.

PARCEL 2:

AN EASEMENT FOR DRAINAGE AND INCIDENTAL PURPOSES OVER THE NORTHERLY 35 FEET OF PARCELS 6 AND 7 OF PARCEL MAP NO. 3611, IN THE CITY OF CARSON, AS PER MAP FILED IN BOOK 45 PAGE 95 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THE EASTERLY 702.00 FEET OF SAID PARCEL 6.

ALSO EXCEPT THEREFROM THE NORTHERLY 6.18 FEET.

APN: 7319-001-025